UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2023

Invitae Corporation
(Exact name of the registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File Number)	identification number)
1400 16th Street, San Francisco, California 94103
(Address of principal executive offices, including zip code)
(415) 374-7782
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Management Retention Arrangements
On October 18, 2023, upon the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Invitae Corporation (the “Company”), the Board (and all of the independent members of the Board) approved certain management retention arrangements for certain officers of the Company as follows:
•Kenneth D. Knight (Chief Executive Officer and President). Subject to a repayment obligation that will lapse over a two-year period, the Company agreed to pay Mr. Knight a one-time cash retention bonus of $3,500,000, subject to applicable withholding and deductions. This bonus will be earned and vest in eight equal quarterly installments over two years beginning with the first installment on the date three months after October 19, 2023, subject to Mr. Knight’s continued employment with the Company on the applicable quarterly vesting date. If Mr. Knight’s employment with the Company terminates for any reason other than as a result of an involuntary termination (e.g., a termination without cause or as a result of a material reduction in authority, a material reduction in base compensation or a relocation by more than 50 miles of principal place of employment) prior to October 19, 2025, Mr. Knight will be required to repay any portion of such bonus that is unearned and unvested on the termination date. The Board also unilaterally terminated Mr. Knight’s participation in a 2023 long-term cash retention program approved by the Board on April 3, 2023, pursuant to which Mr. Knight would otherwise have been eligible for up to $1,000,000 in total payments, paid in equal annual installments over a three-year period subject to continued service, with the first installment to have been paid on May 15, 2024. The foregoing description of the cash retention bonus for Mr. Knight is qualified in its entirety by reference to the Long-Term Retention Bonus Agreement between the Company and Mr. Knight, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
•Thomas R. Brida (General Counsel, Chief Compliance Officer and Secretary). If Mr. Brida (i) remains actively employed by the Company in his current position through December 15, 2023, unless Mr. Brida is offered and accepts a different role or position with the Company or is terminated not for “cause” (as defined in the Company’s form of Change of Control and Severance Agreement for certain officers of the Company, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference – the “COC Agreement”) prior to December 15, 2023, and (ii) performs his duties for the Company, including specific projects assigned to him, and otherwise complies with his continuing obligations to the Company, then Mr. Brida will receive a payment of $100,000, subject to applicable withholding and deductions. If Mr. Brida performs his duties, including specific projects assigned to him, and otherwise complies with his continuing obligations to the Company and remains actively employed by the Company in his current position through: (i) March 15, 2024, then Mr. Brida will receive a payment of $114,750, subject to applicable withholding and deductions; (ii) August 15, 2024, then Mr. Brida will receive a grant of restricted stock units (“RSUs”) under the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) covering 229,500 shares of the Company’s common stock, with such grant fully vested when made and subject to the terms and conditions of the 2015 Plan and the applicable stock award agreement; and (iii) August 16, 2024, then Mr. Brida will receive a payment of $114,750, subject to applicable withholding and deductions. The foregoing description of retention cash payments and a retention RSU grant for Mr. Brida is qualified in its entirety by reference to the Retention & Bonus Agreement between the Company and Mr. Brida, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference. In addition to the foregoing, the term of Mr. Brida’s existing COC Agreement, which otherwise would have expired on April 23, 2024, is extended until October 18, 2026.

Appointment of David B. Sholehvar, MD as Chief Operating Officer
On October 18, 2023, the Board appointed David B. Sholehvar, MD as Chief Operating Officer of the Company, effective November 13, 2023.
David B. Sholehvar, MD, 56, served as President, Clinical Services Division, of NeoGenomics, Inc. (Nasdaq: NEO), an oncology diagnostics company, from March 2022 to November 2022. Prior to that, from April 2017 to October 2020, Dr. Sholehvar served as Chief Executive Officer for Dynex Technologies, Inc., a manufacturer of laboratory instruments and technology. Dr. Sholehvar served in various capacities at Quest Diagnostics, a provider of diagnostic information services, including as Vice President from 2014 to 2017 and General Manager from 2013 to 2014. Dr. Sholehvar also served in various capacities at Ortho Clinical Diagnostics, Inc., a former Johnson & Johnson company and provider of in vitro diagnostics, including as Vice President, Americas and EMEA from 2012 to 2013, Vice President, Clinical Innovations and Franchise Board Member from 2010 to 2011, and General Manager from 2007 to 2009. From 2011 to 2012, Dr. Sholehvar served as General Manager and Franchise Board Member of Cellular Technologies, Inc., a former Johnson & Johnson company and provider of medical devices and molecular diagnostics. Dr. Sholehvar holds a BS from the University of Pittsburgh, an MD from Thomas Jefferson University, and an MBA from the Joseph M. Katz Graduate School of Business at the University of Pittsburgh.
In connection with Dr. Sholehvar’s appointment as Chief Operating Officer, Dr. Sholehvar and the Company entered into an offer letter (the “Offer Letter”), pursuant to which Dr. Sholehvar will be entitled to receive an annual base salary of $460,000. Dr. Sholehvar will be granted 850,000 RSUs, which will vest over a three-year period, subject to Dr. Sholehvar’s continued service with the Company through the applicable vesting dates. Dr. Sholehvar’s RSU grants will be subject to the terms and conditions of the 2015 Plan and the applicable stock award agreements. Dr. Sholehvar will be paid $150,000 as a sign-on bonus, which is to be repaid if he resigns before the anniversary of his start date. In addition, Dr. Sholehvar will be eligible for a retention bonus of $150,000 that will become payable on May 13, 2024 (and thereafter be subject to a claw-back that lapses, based upon continuing service, in equal monthly amounts over a 12-month period). Dr. Sholehvar will also be eligible to participate in the Company’s management incentive compensation plan and the Company’s medical and other employee benefits programs. Dr. Sholehvar’s employment will be on an “at will” basis.
The foregoing summary is qualified in its entirety by reference to the Offer Letter and the Retention Bonus Agreement, copies of which are attached hereto as Exhibit 10.4 and Exhibit 10.5, respectively, and incorporated herein by reference.
In connection with his appointment as Chief Operating Officer, the Company expects to enter into its form of COC Agreement and form of indemnification agreement with Dr. Sholehvar. There is no arrangement or understanding between Dr. Sholehvar and any other person pursuant to which he was selected as an officer of the Company. Additionally, there are no family relationships between any director or executive officer of the Company and Dr. Sholehvar, and Dr. Sholehvar has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1#	Long-Term Retention Bonus Agreement, dated as of October 19, 2023, by and between Invitae Corporation and Kenneth D. Knight.
10.2#
Form of Change of Control and Severance Agreement between Invitae Corporation and certain officers of Invitae Corporation (incorporated by reference to Exhibit 10.6 of Invitae Corporation’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2021).

10.3#*	Retention & Bonus Agreement, dated as of October 19, 2023, by and between Invitae Corporation and Thomas R. Brida.
10.4#	Offer Letter, effective as of November 13, 2023, by and between Invitae Corporation and David B. Sholehvar.
10.5#	Retention Bonus Agreement, dated as of October 13, 2023, by and between Invitae Corporation and David B. Sholehvar.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
# Indicates management contract or compensatory plan or arrangement.
* Portions of this exhibit have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K. An unredacted copy of this exhibit will be provided to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 19, 2023

INVITAE CORPORATION

By:	/s/ Ana J. Schrank
Name:	Ana J. Schrank
Title:	Chief Financial Officer